Exhibit 99.1

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Kimberly Ross and Mary Winston Join Northrop Grumman Board of Directors

FALLS CHURCH, Va. – March 15, 2023 – Northrop Grumman Corporation (NYSE: NOC) has elected Kimberly A. Ross and Mary A. Winston to its board of directors.

“Kimberly and Mary are proven global business leaders, and we’re thrilled to have them join our board,” said Kathy Warden, chair, chief executive officer and president, Northrop Grumman. “Their deep experience, serving in senior executive leadership and board roles with large public companies, will be valuable as we continue to position our company for near and long-term global growth.”

Ross was chief financial officer of WeWork in 2020 and chief financial officer of Baker Hughes Company from 2014 to 2017. Prior to this, she was executive vice president and chief financial officer of Avon Products, Inc. from 2011 to 2014, and executive vice president and chief financial officer of Royal Ahold N.V. from 2007 to 2011.

Winston is president and founder of WinsCo Enterprises, a financial and board governance consulting firm. She was interim chief executive officer of Bed Bath & Beyond in 2019. Previously, she was executive vice president and chief financial officer of Family Dollar Stores from 2012 to 2015, senior vice president and chief financial officer of Giant Eagle from 2008 to 2012, and executive vice president and chief financial officer of Scholastic Corporation from 2004 to 2007.

Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our 95,000 employees define possible every day.

###

Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com